EXHIBIT 2
                               CONOLOG CORPORATION
                                 5 Columbia Road
                        Somerville, New Jersey 08876-3588
                            Phone No. (908) 722-8081
                             Fax. No. (908) 722-5461

                                                        December 31, 1999
CLOG LLC
64 Shelter Lane
Roslyn, New York 11577

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Option Agreement between Conolog Corporation ("Conolog") and CLOG LLC ("CLOG"), dated as of May 5, 1999 (the "Option Agreement").

     This is to set forth out agreement and understanding as follows:

          1. Section 2 of the Option Agreement is hereby amended so that CLOG's irrevocable right and option to purchase Conolog's convertible debentures shall terminate at 5:00 p.m. on December 31, 2001.

          2. Except as expressly set forth herein, the Option Agreement shall continue in full force and effect in accordance with its original terms.

     If the foregoing is in accordance with your understanding, kindly so indicate by signing this letter in the place provided below.

                                                 Very truly yours,

                                                 CONOLOG CORPORATION

                                                 By: /s/ Robert S. Benou
                                                    --------------------------
                                                    Robert S. Benou, President
AGREED

CLOG LLC

By: /s/ Warren Schreiber
   -------------------------
   Warren Schreiber, Member


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